UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2011

PALM HARBOR HOMES, INC.
(Exact name of Registrant as Specified in Charter)

Florida	0-24268	59-1036634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15303 Dallas Parkway
Suite 800
Addison, Texas 75001-4600
(972) 991-2422
(Address, including zip code, and telephone numbers,
including area code, of principal executive offices)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01.    Entry into a Material Definitive Agreement

On April 12, 2011, Fleetwood Homes, Inc. a Delaware corporation ("Fleetwood"), Palm Harbor Homes, Inc., a Florida corporation (the "Company") and certain of its direct and indirect subsidiaries (such subsidiaries, together with the Company, the "Borrowers") executed Amendment No. 1 to Debtor-in-Possession Revolving Credit Agreement (the "Amendment"), which amended that certain Debtor-in-Possession Revolving Credit Agreement dated as of November 29, 2010, among Fleetwood and the Borrowers (the "DIP Agreement" which was previously filed as an attachment to the Current Report on Form 8-K filed by the Company on November 30, 2010, which is incorporated herein by reference), to extend the Maturity Date (as defined in the DIP Agreement) until the earliest to occur of (i) April 30, 2011, (ii) the date of the closing of the sale of the Borrowers or the sale of substantially all of the assets of the Borrowers, and (iii) an Event of Default (as defined in the DIP Agreement).

A copy of the Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The summary of the Amendment is qualified in its entirety by reference thereto.

Item9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Title

10.1	Amendment No. 1 to Debtor-in-Possession Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2011	PALM HARBOR HOMES, INC.

/s/ Larry H. Keener Larry H. Keener Chief Executive Officer